EXHIBIT 99.1--FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR'S REPORT FOR
              FIRST MERCHANTS CORPORATION EMPLOYEE STOCK PURCHASE PLAN
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The annual financial statements and independent auditor's report thereon for First Merchants Corporation Employee Stock Purchase Plan for the year ending December 31, 2000, will be filed as an amendment to the 2000 Annual Report on Form 10-K no later than March 30, 2001.